Exhibit 3.1

Form 19

(Section 348)
Company Act

Special Resolution

Certificate of
Incorporation No. 225894

The following special resolution was passed by the company referred to below on the date stated:

Name of company:	QLT PhotoTherapeutics Inc.

Date resolution passed :	May 5, 2000

Resolution:

BE IT RESOLVED as a special resolution THAT:

1.                                       The name of the Company be changed from QLT PHOTOTHERAPEUTICS INC. to “QLT INC”.

2.                                       The authorized capital of the Company be increased by creating 400,000,000 common shares without par value.

3.                                       The Memorandum of the Company be altered so as to be in the form set out in Schedule A to this resolution.

4.                                       Notwithstanding that these special resolutions have been duly passed by the members of the Company, the Board of Directors may revoke such resolutions at any time before they are effected without further action by the members.

Certified a true copy this 5th day of May, 2000.

s/ Hector MacKay-Dunn
Assistant Secretary

(Relationship to Company)

SCHEDULE A
As altered by Special
Resolution passed
May 5, 2000

“COMPANY ACT”

AMENDED

MEMORANDUM

OF

QLT INC.

1.                                       The name of the Company is “QLT INC.”.

2.                                       The authorized capital of the Company consists of 505,000,000 shares divided into:

(a)                                  500,000,000 common shares without par value;

(b)                                 5,000,000 First Preference Shares without par value, of which 500,000 are designated the Series “A” First Preference Shares, 500,000 are designated the Series “B” First Preference Shares, 500,000 are designated the Series “C” 8% First Preference Shares and 500,000 are designated as Series “D” First Preference Shares.

3.                                       The common shares without par value, the First Preference Shares without par value, the Series “A” First Preference Shares, the Series “B” First Preference Shares, the Series “C” 8% First Preference Shares and the Series “D” First Preference Shares shall have attached thereto the special rights and restrictions set out in the Articles of the Company.